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                                                                     EXHIBIT 4.1
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SPECIMEN                                                            XXXXXXXX
             INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

                             EBASEONE CORPORATION

CAPITAL STOCK: 75,000,000 SHARES COMMON STOCK @ $.001 PAR VALUE. FULLY PAID AND
                                 NON-ASSESSABLE

THIS CERTIFIES THAT________________________________ is the registered holder of___________________ SHARES OF THE CAPITAL STOCK OF ebaseOne Corporation, transferable only on the books of the Corporation by the holder hereof, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed or accompanied by a proper assignment. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed in facsimile by its duly authorized officer and the facsimile corporate seal to be duly affixed hereto.


DATED:_____________________


     PRESIDENT & CHIEF EXECUTIVE OFFICER            CHAIRMAN OF THE BOARD

     /s/ CHARLES W. SKAMSER                         /s/ JOHN FRAZIER OVERSTOLZ
     ---------------------------------              ----------------------------
     CHARLES W. SKAMSER                             JOHN FRAZIER OVERSTOLZ
     EBASEONE CORPORATION                           EBASEONE CORPORATION
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The corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -- as tenants in common          UNIF GIFT MIN ACT- as Custodian under
                                                            Uniform Gifts to
                                                            Minors Act

TEN ENT -- as tenants by the entireties  JT TEN - as joint tenants with right of survivorship and not as
                                                  tenants in common

Additional abbreviations may also be used though not in the above list.

For Value Received, ___________________________ hereby sell, assign and transfer unto:

                                             ______________________________
                                             ______________________________
                                             ______________________________

 (Please print or typewrite name and address, including zip code, of assignee.)

Shares of Common Stock represented by the within certificate, and do hereby irrevocably appoint _________________________________ to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Please insert social security or other identifying number of assignee
________________________________
Dated: ___________________________

NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.